UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2013

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300 New York, New York	10176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2013, ABM Industries Incorporated (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Henrik C. Slipsager, the Company’s President and Chief Executive Officer. The Amended Employment Agreement amends, extends and restates Mr. Slipsager’s prior employment agreement, dated December 16, 2009, which was scheduled to expire on October 31, 2013. The term of the Amended Employment Agreement will expire on October 31, 2015, unless sooner terminated under the terms of the Amended Employment Agreement. Mr. Slipsager’s initial base salary under the Amended Employment Agreement will continue to be his current annual base salary of $867,000. In addition, under the terms of the Amended Employment Agreement, Mr. Slipsager is eligible for an annual bonus of up to 185% of his base salary, based on performance. Mr. Slipsager will also be entitled to receive fringe benefits as normally provided to executives of the Company and certain post-employment health insurance assistance payments.

If Mr. Slipsager’s employment is terminated by the Company without “Just Cause” (as defined in the Amended Employment Agreement, and including as a result of an involuntary reduction in salary or position), Mr. Slipsager will be entitled to receive two times the sum of his base salary and target bonus, payable in equal installments in accordance with the Company’s normal payroll practice during the 24 month period following the termination of employment, a lump sum payment equal to a pro-rated portion of his annual bonus for the year of termination, based on the performance of the Company for that year, and certain post-employment health insurance assistance payments. Mr. Slipsager may terminate his employment under the Amended Employment Agreement by giving the Company 90 days’ notice. If Mr. Slipsager voluntarily terminates his employment, he will be entitled to receive unpaid salary to the date of termination, certain post-employment health insurance assistance payments, and that portion of previously granted equity awards which would vest upon retirement. If Mr. Slipsager’s employment is terminated by the Company for “Just Cause” (as defined in the Amended Employment Agreement), Mr. Slipsager will only receive unpaid salary through the date of termination. The terms of the Amended Employment Agreement provide that upon the termination of Mr. Slipsager’s employment for any reason, he will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

A copy of the Amended Employment Agreement is filed herewith as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Amended and Restated Employment Agreement dated July 16, 2013 by and between ABM Industries Incorporated and Henrik C. Slipsager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: July 18 , 2013	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement dated July 16, 2013 by and between ABM Industries Incorporated and Henrik C. Slipsager.